SPECIAL MEETING OF STOCKHOLDERS OF

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

November 7, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDERS MEETING TO BE HELD ON NOVEMBER 7, 2023

The notice of special meeting of WMC stockholders, joint proxy statement/prospectus and proxy card are available at http://proxy.westernassetmcc.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030000003003000000 5 110723

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To consider and vote on a proposal (the "WMC Merger Proposal") to adopt the Agreement and Plan of Merger, dated as of August, 8 2023, by and among AG Mortgage Investment Trust, Inc., a Maryland corporation ("MITT"), AGMIT Merger Sub, LLC, a Delaware limited liability company ("Merger Sub") and wholly owned subsidiary of MITT, WMC and, solely for the limited purposes set forth therein, AG REIT Management, LLC ("MITT Manager") as it may be amended from time to time (the "Merger Agreement"), a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this proxy card, and approve the transactions contemplated by the Merger Agreement, including the merger of WMC with and into Merger Sub, with Merger Sub continuing as the surviving entity and a subsidiary of MITT (the "Merger").	☐	☐	☐
2. To consider and vote on a proposal (the "WMC Compensation Proposal") to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to WMC's named executive officers that is based on or otherwise relates to the Merger.	☐	☐	☐
3. To consider and vote on a proposal (the "WMC Adjournment Proposal") to adjourn the WMC special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the WMC Merger Proposal.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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WESTERN ASSET MORTGAGE CAPITAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR SPECIAL MEETING OF STOCKHOLDERS November 7, 2023

The undersigned hereby appoints Bonnie M. Wongtrakool, Robert W. Lehman and Adam C. E. Wright, or any of them, as proxies, each with the power to appoint his or her substitutes, to represent, and vote all shares of common stock that the undersigned is entitled to vote on behalf of the undersigned as designated below at the Special Meeting of Stockholders of Western Asset Mortgage Capital Corporation, to be held virtually at https://web.lumiagm.com/239581234 (password: western2023) at 9:00 a.m., Pacific Time on November 7, 2023, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present and voting at such meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of WMC Stockholders and of the accompanying joint proxy statement/prospectus, and revokes any proxy heretofore given with respect to the WMC Special Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this Proxy will be voted "FOR" the WMC Merger Proposal, "FOR" the WMC Compensation Proposal and "FOR" the WMC Adjournment Proposal. The board of directors of WMC recommends a vote "FOR" each of the WMC Merger Proposal, the WMC Compensation Proposal and the WMC Adjournment Proposal.

(Continued and to be signed on the reverse side)